Exhibit 99.1

       Neurologix Announces Fourth Quarter and Year-End Results

    FORT LEE, N.J.--(BUSINESS WIRE)--March 31, 2006--Neurologix, Inc. (OTCBB:NRGX), a biotech company engaged in the development of innovative gene therapies for the brain and central nervous system, announced today its financial results for the fourth quarter and fiscal year ended December 31, 2005. The Company also filed its Annual Report on Form 10-K for 2005 with the Securities and Exchange Commission.
    For the year ended December 31, 2005, the Company incurred a net loss of $5.3 million, or $0.21 per diluted share, compared with a net loss of $2.9 million, or $0.14 per diluted share, for the prior year of 2004. The increased loss is primarily due to an increase in research and development expenses of approximately $1.2 million (85% over 2004) and an increase in general and administrative expenses of approximately $1.4 million (84% over 2004). These increases are directly attributable to the progress and expanded operations of the Company in its programs for Parkinson's disease, epilepsy and Huntington's disease, as well as an expanded administrative infrastructure to support these operations.
    The Company had cash, cash equivalents and short-term investments of approximately $4.0 million at December 31, 2005. The Company will need additional funds to carry out its planned operations, including its operations for 2006. In this regard, the Company's independent auditors in their 2005 audit report indicated that there is substantial doubt about the Company's ability to continue as a going concern. Dr. Michael Sorell, Chief Executive Officer of Neurologix, stated, "We are currently seeking to raise, in a private placement equity transaction, funds sufficient to finance our ongoing operations through 2007."
    In commenting on the Company's results and performance, Dr. Sorell added, "We believe that 2005 was a remarkable year for our company. We achieved positive interim results from our Phase I clinical trial for Parkinson's disease and expect to complete that trial by mid-year. We also completed virtually all of our pre-clinical trials for epilepsy and expect to file an application with the FDA by the fourth quarter of this year to conduct a Phase I clinical trial. Also, we made substantial progress in our pre-clinical trials for Huntington's disease.
    "Our gene therapy platform is unique in the treatment of disorders of the brain and central nervous system. We were pleased to note the increasing interest in the potential for gene therapy as recently depicted in Wall Street Journal and Business Week articles. If we are able to continue to finance successfully our operations and business, we believe that we will continue to make great strides in our current programs which could lead to widespread treatment for the diseases and disorders under review by us."

    About Neurologix

    Neurologix, Inc. is a development-stage company which is engaged in the research and development of proprietary treatments for disorders of the brain and central nervous system, primarily utilizing gene therapies. The Company's initial development efforts are focused on gene therapy for treating Parkinson's disease, epilepsy and Huntington's disease. Neurologix's core technology, "NLX," is currently being tested in a Company-sponsored Phase I human clinical trial to treat Parkinson's disease.

    Cautionary Statement Regarding Forward-looking Statements

    This news release includes certain statements of the Company that may constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words "expects," "promises," "anticipates," "estimates," "plans," "intends," "projects," "predicts," "believes," "may" or "should," and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company's management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

        -- The Company is still in the development stage and has not generated any revenues. From inception through December 31, 2005, it incurred net losses and negative cash flows from operating activities of approximately $14.1 million and $11.4 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

        -- The Company is currently seeking to raise, in a private placement equity transaction, funds sufficient to finance its ongoing operations through 2007. Any such transaction would be subject to a number of conditions, including negotiations with investors, preparation and execution of definitive documentation and satisfaction of customary conditions. There is no assurance that the Company will be able to complete a transaction on favorable terms or on a timely basis.

        -- In addition to the currently contemplated financing, in order to obtain the regulatory approvals necessary to commercialize its current or future product candidates, from time to time the Company will need to raise funds through public or private equity offerings, debt financings or additional corporate collaboration and licensing arrangements. Availability of financing depends upon a number of factors beyond the Company's control, including market conditions and interest rates. The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

        -- The ongoing Phase I clinical trial for treatment of Parkinson's disease using the Company's NLX technology is not complete and the results will require analysis. If the trial proves unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

        -- There is no assurance as to when, or if, the Company will be able to successfully complete the required preclinical testing of its gene therapy for the treatment of epilepsy to enable it to file an Investigational New Drug Application with the FDA for permission to begin a Phase I safety trial or that, if filed, such permission will be granted.

    Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2005 Annual Report on Form 10-KSB. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company's expectations.


                    NEUROLOGIX, INC. AND SUBSIDIARY
                     (A Development Stage Company)
                      CONSOLIDATED BALANCE SHEET
      (Amounts in thousands, except share and per share amounts)

                                                   Dec. 31,  Dec. 31,
                                                     2005      2004
                                                   --------  --------
                                ASSETS
Current assets:
 Cash and cash equivalents                           $1,255    $1,122
 Investments in marketable
  securities held to maturity                         2,795     1,600
 Prepaid expenses and other current assets              776        52
                                                   --------  --------
   Total current assets                               4,826     2,774

Equipment, less accumulated depreciation
 of $261 and $182                                       144       177
Intangible assets, less accumulated
 amortization of $80 and $67                            434       385
Other assets                                             14        14
                                                   --------  --------
     Total Assets                                    $5,418    $3,350
                                                   ========  ========

                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued expenses                 $883      $262
 Current portion of capital
  lease obligations                                      13        21
                                                   --------  --------
   Total current liabilities                            896       283

Capital lease obligations, net of
 current portion                                         --        13
                                                   --------  --------

   Total Liabilities                                    896       296
                                                   --------  --------

Commitments and contingencies

Stockholders' equity:
 Preferred stock:
  Series A - $0.06 per share cumulative,
   convertible 1-for-25 into Common Stock;
   $.10 par value; 5,000,000 shares
   authorized, 645 shares issued and
   outstanding with an aggregate
   liquidation preference of $1 per share                --        --
 Common Stock:
  $0.001 par value; 60,000,000 shares
   authorized, 26,542,924 and 22,521,404
   issued and outstanding at December 31,
   2005 and 2004, respectively                           27        22
  Additional paid-in capital                         19,412    12,124
  Unearned compensation                                (798)     (318)
  Deficit accumulated during the
   development stage                                (14,119)   (8,774)
                                                   --------  --------
   Total stockholders' equity                         4,522     3,054
                                                   --------  --------
     Total Liabilities
      and Stockholders' Equity                       $5,418    $3,350
                                                   ========  ========


                    NEUROLOGIX, INC. AND SUBSIDIARY
                     (A Development Stage Company)
                 CONSOLIDATED STATEMENTS OF OPERATIONS
      (Amounts in thousands, except share and per share amounts)

                                                             For the
                                                             period
                                          Year Ended         2/12/99
                                          December 31,     (inception)
                                   ----------------------    through
                                      2005         2004     12/31/05
                                   ----------  ----------  ----------

Operating expenses:
 Research and development              $2,514      $1,359      $7,497
 General and
  administrative expenses               3,008       1,638       6,528
                                   ----------  ----------  ----------
Loss from operations                   (5,522)     (2,997)    (14,025)
                                   ----------  ----------  ----------

Other income (expense):
 Dividend income, interest
  income and other income                 181          93         315
 Interest expense-related parties          (4)        (33)       (409)
                                   ----------  ----------  ----------
   Other income (expense), net            177          60         (94)
                                   ----------  ----------  ----------
Net loss                              $(5,345)    $(2,937)   $(14,119)
                                   ==========  ==========  ==========

Basic and diluted net loss
 per common share                      $(0.21)     $(0.14)
                                   ==========  ==========

Weighted average common shares
 outstanding, basic and diluted    25,693,986  20,766,729
                                   ==========  ==========

    CONTACT: Neurologix, Inc.
             Michael Sorell, M.D, 201-592-6451
             michaelsorell@neurologix.net
             or
             Marc Panoff, 201-592-6451
             marcpanoff@neurologix.net